Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Comparison of Other Service Providers”, “Financial Statements and Experts”, and “Representations and Warranties” in the Proxy Statement and Prospectus and “Financial Statements” in the Statement of Additional Information of Morgan Stanley Institutional Fund, Inc., and is included in this Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, of Morgan Stanley Institutional Fund, Inc., dated April 30, 2014, which was filed on Form N-1A with the Securities and Exchange Commission in Post-Effective Amendment No. 126 (File No. 33-23166) and incorporated by reference in the Proxy Statement and Prospectus and Statement of Additional Information, and is included in this Registration Statement on Form N-14.

We also consent to the incorporation by reference of our reports, dated February 26, 2014, on the financial statements and financial highlights of Select Global Infrastructure Portfolio (one of the portfolios constituting Morgan Stanley Institutional Fund, Inc.) and Morgan Stanley Global Infrastructure Fund as of December 31, 2013, and are included in this Registration Statement on Form N-14 of Morgan Stanley Institutional Fund, Inc.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 6, 2014